Exhibit 10.1

ARRAY BIOPHARMA INC.

AMENDMENT TO

EMPLOYEE STOCK PURCHASE PLAN

(as amended and restated September 12, 2002)

The Array BioPharma Inc. Employee Stock Purchase Plan (as amended and restated September 12, 2002) (the “Plan”) is hereby amended as set forth below:

1.                                       The first sentence of Section 8, “Rights to Purchase Common Stock; Purchase Price.” is hereby amended and restated to read as follows:

“Rights to purchase shares of Common Stock will be deemed granted to participating employees as of the first trading day of each Offering Period for a number of shares equal to $25,000 divided by 85% of the fair market value of the Common Stock on the first day of the Offering Period.”

2.                                       A new first sentence is added to the end of Section 8, “Rights to Purchase Common Stock; Purchase Price.” to read as follows:

“On the first day of each Purchase Period that: (i) is not also the start of a new Offering Period and (ii) occurs in the same calendar year as an earlier Purchase Period, each participating employee’s right to purchase shares of Common Stock granted under this Section 8 shall be reduced by the number of shares of Common Stock purchased on behalf of such participating employee in the immediately preceding Purchase Period.”

3.                                       Section 14, “Changes in Elections to Purchase.” is hereby amended by the addition of a new subsection (c) to read as follows:

“(c)  Notwithstanding subsection 14(b) above, any participating employee may increase (subject to the maximum limitation on purchases under the Plan provided for in Section 9 and any additional limitations imposed by section 423 of the Code) or decrease his or her payroll deduction, to take effect on the first day of the next Purchase Period, by delivering to the Company a new form regarding election to participate in the Plan under Section 5 above.  The Company may impose reasonable administrative restrictions on the frequency of changes in payroll deductions, required advance notice for changes in payroll deductions and on the minimum amount of payroll deductions.”

4.                                       The Plan shall otherwise be unchanged by this Amendment.

This Amendment to the Plan was duly adopted and approved by the Board of Directors of the Corporation at a meeting held on April 29, 2004.

/s/ R. Michael Carruthers
R. Michael Carruthers, CFO